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                                                                EXHIBIT 5.01


                                 July 18, 1996


Hollinger International Inc.
401 North Wabash Avenue
Chicago, Illinois  60611

Ladies and Gentlemen:

   We are acting as counsel to Hollinger International Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (No. 333-06619), originally filed by the Company with the Securities and Exchange Commission on June 21, 1996, as amended (the "Registration Statement"), in connection with the registration pursuant to the Securities Act of 1933, as amended, of up to (i) 17,250,000 __% PRIDES(SM) Depositary Shares ("PRIDES"), (ii) 8,625,000 shares of Convertible Preferred Stock, and (iii) 17,250,000 shares of Class A Common Stock issuable in connection with the PRIDES.

   We have examined the Registration Statement and we have examined the Company's Restated Certificate of Incorporation and By-laws, each as amended to date. We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for purposes of this opinion.

   Based on the foregoing, we are of the opinion that the issuance of the PRIDES, the shares of Convertible Preferred Stock and the shares of Class A Common Stock into which the PRIDES are convertible has been duly authorized by the Company, and if and when sold by the Company as contemplated by the Prospectus contained in the Registration Statement and, in the case of the shares of Class A Common Stock, upon conversion in accordance with the terms of the PRIDES, each will be validly issued, fully paid and non-assessable.

   We consent to the use of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to the undersigned in the Prospectus that forms part of the Registration Statement.


                                            Yours truly,

                                            /s/ KIRKPATRICK LOCKHART LLP
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